UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2021

LANDSEA HOMES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38545	82-2196021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

660 Newport Center Drive, Suite 300
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 345-8080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 6, 2021 (the “Closing Date”), Landsea Homes Corporation, a Delaware corporation (the “Company”), as borrower, entered into that certain credit agreement (the “Credit Agreement”) with Western Alliance Bank, as administrative agent, Western Alliance Bank and BofA Securities, Inc., as joint lead arrangers and joint bookrunners, and the lender parties thereto. Capitalized terms used without definition are defined in the Credit Agreement. Concurrently with the entry into the Credit Agreement, (i) Landsea Homes- WAB 2 LLC, a wholly owned subsidiary of the Company (“Landsea WAB 2”) terminated and repaid all borrowings outstanding under that certain Credit Agreement, dated as of January 15, 2020, as amended, by and between Landsea WAB 2 and Western Alliance Bank and (ii) Landsea Homes- WAB LLC, a wholly owned subsidiary of the Company (“Landsea WAB”) terminated and repaid all borrowings outstanding under that certain Senior Secured Credit Agreement dated February 1, 2018, as amended, by and between Landsea WAB and Western Alliance Bank As of the Closing Date, the Company had $295.9 million in borrowings outstanding under the Credit Agreement.

The Credit Agreement provides for a senior unsecured revolving credit facility (“Revolving Facility”) of up to $500.0 million (“Revolving Commitment”), consisting of revolving loans and letters of credit provided by lenders. The Credit Agreement also includes an uncommitted accordion feature whereby the Company may increase the Revolving Commitment in increments of up to $20.0 million, up to an aggregate amount not to exceed $350.0 million, subject to certain conditions. The Revolving Facility matures on October 6, 2024, unless the Company requests, and the requisite lenders agree, to extend it pursuant to its terms.

The maximum borrowing permitted under the Revolving Facility is equal to the lesser of (x) the Revolving Commitment and (y) the Borrowing Base. The Borrowing Base is equal to (a) 100% of the amount of Unrestricted Cash of the Company in excess of the greater of (i) $20.0 million or (ii) 1.78% of the Company’s consolidated total assets as of the end of the most recent fiscal quarter of the Company, plus (b)(i) 90% of the Cost of Presold Units, plus (ii) 80% of the Cost of Spec Units and Model Units, plus (iii) 70% of Cost of Finished Lots, (iv) 65% of Cost of A&D Lots, and (v) 55% of Cost of Entitled Land, in each case, subject to certain limitations set forth in the Credit Agreement.

Borrowings under the Revolving Facility bear interest at a rate per annum of either (i) the Index Rate (which is equal to the LIBOR Rate then in effect, subject to a floor of 0.50% per annum) plus 3.25% per annum, or (ii) the Base Rate (which is equal to a fluctuating rate per annum equal to the highest of: (a) the rate of interest most recently publicly announced in the Western Edition of The Wall Street Journal as the “prime rate” for such day, plus 0.50% and (b) the Federal Funds Effective Rate for such day, plus 0.50%) plus 2.25% per annum. The Company may elect to apply either the Index Rate or Base Rate interest to borrowings pursuant to the Revolving Facility, subject to certain terms and conditions. The unused portion of the Revolving Commitment accrues a commitment fee, which ranges from 0.15% to 0.25% per annum, based on unused commitments under the Revolving Facility as of the applicable period.

Under the Credit Agreement, the Company is subject to (i) customary affirmative and negative covenants, including, among other things, covenants related to indebtedness, fundamental changes, restricted payments, investments and other matters and (ii) customary financial covenants, tested quarterly, including covenants related to minimum liquidity, minimum tangible net worth, a maximum leverage and a minimum interest coverage. The Credit Agreement also contains customary events of default, which would trigger the acceleration of repayment of all borrowings thereunder, including, among other things, failure to pay principal, interest, fees or other amounts; covenant defaults; material inaccuracy of representations and warranties; bankruptcy events, or a change of control of the Company.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information included in 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Results of Operations and Financial Condition

On October 7, 2021, the Company issued an earnings press release announcing the entry into the Credit Agreement. A copy of this press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Credit Agreement, dated October 6, 2021, by and among Landsea Homes Corporation, as borrower, Western Alliance Bank as administrative agent, Western Alliance Bank and BofA Securities, Inc., as joint lead arrangers and joint bookrunners, and the lender parties thereto.

99.1	Press Release, dated October 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline IXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: October 7, 2021	By:	/s/ Franco Tenerelli
	Name:	Franco Tenerelli
	Title:	EVP, Chief Legal Officer and Secretary